Exhibit 10.2

                      EMPLOYMENT AGREEMENT


     This Agreement is entered into this 2nd, day of April, 2003 by and between MILLENIUM HOLDING GROUP, INC., a Nevada Corporation (MNHG) and Carla Aufdenkamp of Henderson, Nevada (EMPLOYEE). In consideration of the mutual covenants contained herein MNHG and EMPLOYEE agree as follows:

                             SECTION I - EMPLOYMENT

     MNHG hereby appoints the EMPLOYEE as Vice President and Secretary of Millenium Holding Group, Inc. with all the powers and duties consistent with such position. The EMPLOYEE hereby accepts said appointment and agrees to be employed subject to the terms and conditions contained herein.

                                SECTION II - TERM

     Unless otherwise terminated pursuant to Section V of this Agreement, the term of employment hereunder shall be for a period of five (5) years from the date hereof, with automatic annual renewal each year unless cancelled by either party within sixty (60) days of the anniversary date.

                              SECTION III - DUTIES

     The EMPLOYEE shall perform to the best of her abilities all duties necessary to meet her obligations as the Vice President and Secretary of Millenium Holding Group, Inc. Said obligations consist of, but are not limited to, all facets of operations in all the areas necessary to improve and expand the business of MNHG. The EMPLOYEE shall devote all of her time, energy and skill during regular business hours to such employment. She shall be under the direction of the President and CEO of MNHG and shall report directly to said President.

                            SECTION IV - COMPENSATION

1. Salary - EMPLOYEE'S base salary shall be $105,000 per annum with annual increases of 8%.

2. Medical/Dental - MNHG shall, at a nominal cost ($50.00 monthly) to EMPLOYEE, enroll the EMPLOYEE and dependents in the Company's comprehensive medical/dental insurance plan, short-term disability and group life insurance (1 x annual salary), which will become effective thirty (30) days from the date of hire. All above plans include EMPLOYEE'S dependents as defined in said plans. EMPLOYEE will be reimbursed for an annual physical each year by the Company.

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3.   Pager and cell  phone - Shall be  provided  for  reasonable  and  customary business use.

4. Bonus - EMPLOYEE shall receive a bonus of ten hundredth percent (.10%) of the pre-tax profits of Millenium Holding Group, Inc. in an amount not to exceed one-year salary. Said bonus may be paid in stock, cash or a combination thereof.

5.   Paid Holidays - Nine (9) per calendar year.

6. Vacation - EMPLOYEE shall be entitled to four (4) weeks vacation the first year, five (5) weeks the second year and thereafter.

7. Stock Options - EMPLOYEE shall be entitled to purchase a number of shares of the common stock (restricted pursuant to Rule 144) of MILLENIUM HOLDING GROUP, INC. for each dollar of compensation received during that year. The option will be at a strike price of two dollars ($2.00) per share. The underlying shares shall have "piggyback" rights of registration. These stock options will terminate one (1) year from the date the EMPLOYEE is no longer employed by the Company.

8. Travel and Entertainment expenses shall be reimbursed by MNHG per company policies.

9. Personal Leave - Twelve (12) days per year on accrual basis, to become effective thirty (30) days from date of hire.

10. 401(k) - You will be eligible to participate in MNHG'S 401(k) program to be established.

11. Stock Incentive Program - You will be eligible to participate in MNHG's Stock Incentive Program to be established.

12. Vehicle - A vehicle shall be provided at the Company's expense (including insurance, licensing, taxes, etc.) to EMPLOYEE at the earliest feasible time.

13. Deferred Compensation - A secured deferred compensation agreement will be provided to the EMPLOYEE. The amount of compensation will amount to 10% of EMPLOYEE'S annual base salary.

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                             SECTION V - TERMINATION

1. MNHG may terminate this Agreement without cause, however, in said case MNHG shall be liable under the terms of this Agreement through its remaining years.

2. For purposes of this Section V, "Cause" shall be defined as: 1) habitual intoxication or drug addiction; 2) conviction of a felony; 3) material violation of any rules or regulations of general application established by employer; 4) commission of an act by EMPLOYEE of fraud, theft, deceit, dishonesty or conflict of interest; or 5) EMPLOYEE'S failure to satisfactorily perform any of her material agreements, duties or obligations set forth herein, after notice thereof in writing from employer.

                 SECTION VI - CONFIDENTIALITY AND NON DISCLOSURE

1. EMPLOYEE, except as authorized by MNHG in writing, shall hold all confidential information in trust and confidence for MNHG and agree not to disclose such information to anyone outside of MNHG or use such information for the benefit of anyone other than MNHG, either during or after her employment with MNHG. Said confidential information shall include without limitation, any and all information concerning (i) processes, formulas, trade secrets, innovations, inventions, discoveries, improvements, research or development and test results, specifications, data, and know-how; (ii) marketing plans, business plans, strategies, forecasts, unpublished financial information, budgets, projections, product plans and pricing;
     (iii) personnel information, including organizational structure, salary, and qualification of EMPLOYEES; (iv) customer and supplier information, including identities, product sales and purchase history or forecasts and agreements; and (v) any other information which is not known to the public.

2. EMPLOYEE further agrees to promptly deliver to MNHG on termination of her employment or at any time it may so request, all memoranda, notes, notebooks, records, reports, manuals, drawings, blueprints and other documents or things belonging to MNHG, including all copies of said materials, which I may then possess or have in my custody or under my control. The rights and obligation of this paragraph and paragraph 1 of this section shall survive and continue after any expiration or termination of this Agreement or of EMPLOYEE'S employment with MNHG so long as the information specified in this and the preceding paragraph remain confidential.

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3.   EMPLOYEE  agrees  that  she  will  not  use or  disclose  any  confidential information belonging to her former employer(s) during her employment with MNHG nor will said EMPLOYEE bring onto the premises of MNHG any documents, files, records or other property belonging to EMPLOYEE'S former employer.

4. MNHG has received and in the future will receive from third parties their confidential information subject to a duty by MNHG to maintain the confidentiality of said information. EMPLOYEE agrees that she owes MNHG and said third parties a duty to hold all said confidential or proprietary information in confidence and not to disclose it to others or to use it for the benefit of anyone other than for MNHG or said third party.

         SECTION VII - INVENTIONS, PATENTS, TRADE SECRETS AND COPYRIGHTS

     EMPLOYEE agrees that all inventions, copyrightable works and confidential information (including but not limited to new contributions, improvements, ideas or discoveries, whether patentable or not and computer source code and documentation) produced, conceived, made or first actually reduced to practice by EMPLOYEE solely or jointly with others during the period of EMPLOYEE'S employment with MNHG (the foregoing are subsequently referred to as Creative Work(s), are hereby assigned to MNHG and shall be the exclusive property of MNHG. EMPLOYEE further agrees as follows:

     (a)  promptly disclose in detail all Creative Works to MNHG;

     (b) at the request of MNHG, sign and provide any and all documents, testimony or any other assistance that is reasonably necessary to assign, file, register or otherwise secure to MNHG exclusive rights to Creative Works in the United States and all other countries;

     (c) accept the salary for her services as her sole compensation for the assignment to MNHG of all rights to Creative Works and other rights granted to MNHG under this Agreement. In case any invention is described in a patent application or is disclosed to third parties by EMPLOYEE after terminating employment with MNHG, it is to be presumed that the invention was conceived or made during the period of EMPLOYEE'S employment with MNHG, and the invention will be assigned to MNHG as provided by this Agreement, provided it relates to EMPLOYEE'S work with MNHG or any of its subsidiaries or divisions. Any Creative Works made by EMPLOYEE prior to her association with MNHG and without the confidential information and/or resources of MNHG shall not be subject to the assignment provision of this Agreement; and

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     (d)  waive  any and all  "moral  rights"  which  EMPLOYEE  may have to such
          Creative Works, and to assign all such "moral rights" to MNHG. "Moral Rights" mean any rights to claim authorship of a Creative Work, to object to or prevent the modification of any Creative Work or to withdraw from circulation or control the publication or distribution of any Creative Work, and any similar right, existing under judicial or statutory law of any country in the world, or any treaty, regardless of whether or not such right is denominated or generally referred to as "moral right".

                  SECTION VIII - NON-SOLICITATION OF EMPLOYEES

     During EMPLOYEE'S employment with MNHG and for a period of one (1) year after the termination of said employment for any reason, EMPLOYEE shall not either directly or indirectly solicit, induce, recruit or encourage any of the EMPLOYEES of MNHG to leave their employment or take away such EMPLOYEES, or attempt to solicit, induce, recruit, encourage or take away EMPLOYEES of MNHG, either for EMPLOYEE or for any other person or entity.

                            SECTION IX - NON COMPETE

     While in the employ of MNHG and thereafter for a period of one (1) year, EMPLOYEE shall not in any manner, directly or indirectly, interfere or attempt to interfere with the business, goodwill, trade, customers or EMPLOYEES of MNHG or anyone dealing with MNHG. EMPLOYEE, while an EMPLOYEE, and thereafter shall not communicate or divulge, or use for her benefit or any person, firm, association or corporation, without the prior written consent of MNHG, any confidential information, or other confidential matters possessed, owned or used by MNHG.

     All confidential information EMPLOYEE shall use or prepare or come in contact with while an EMPLOYEE of MNHG, regarding the business of MNHG, shall remain the sole property of MNHG.

                               SECTION X - NOTICE

     All notices shall be in writing and mailed, sent by facsimile transmission or hand delivered to:

     EMPLOYEE:
          Carla Aufdenkamp
          11 Knob Oak Drive
          Henderson, NV 89052

     EMPLOYER:
          President
          Millenium Holding Group, Inc.
          11 Knob Oak Drive
          Henderson, NV 89052

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                           SECTION XI - ASSIGNABILITY

     This Agreement shall inure to the benefit of MNHG'S assigns or successors whether through a change of stock control or a partial or complete sale of assets including but not limited to an acquisition or merger.

                        SECTION XII - GENERAL PROVISIONS

1. The laws of the State of Nevada govern this Agreement. If one or more of the provisions in this Agreement is deemed void by law, then the remaining provisions will continue in full force and effect.

2. EMPLOYEE acknowledges that this is the sole Agreement between she and MNHG with respect to the subject matter contained herein, and she has not relied upon any representation or promise not expressly stated herein.

3. Any modification to this Agreement can only be made in writing executed by the EMPLOYEE and the President of MNHG.

     IN WITNESS WHEREOF, Carla Aufdenkamp (EMPLOYEE) and Millenium Holding Group, Inc. (MNHG) have executed this Agreement as of the date first above written.

MILLENIUM HOLDING GROUP, INC.                  CARLA AUFDENKAMP


By:
   --------------------------------            ---------------------------------
   Richard Ham, President